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                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Wegener Corporation
Duluth, Georgia


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 8, 1994, relating to the consolidated financial statements and schedules of Wegener Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 2, 1994.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        BDO SEIDMAN, LLP

Atlanta, Georgia
September 22, 1995